Exhibit 99.1

We are very pleased to announce that the ABF and Teamster negotiating teams have reached a tentative agreement on a contract for the next five years.

The agreement is in the best interests of ABF union employees and meets our stated goals to:

•                  Maintain the best-paying jobs in the freight industry

•                  Stay in our current pension funds

•                  Ensure our employees have great benefits

•                  Adapt to the changing needs of our customers

•                  Put ABF on a path of profitability to secure jobs and retirement benefits, now and in the future.

Details will be forthcoming.  In the interim, we will continue to serve our customers in the fast and efficient manner they have come to expect from ABF, as it will remain business as usual through the ratification process.

We thank the negotiating teams for their hard work over many months in reaching a mutually beneficial agreement.